Exhibit 23.1

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Redstone Literary Agents, Inc. on Form S-1/A of my Report of Independent Registered Public Accounting Firm, dated March 15, 2011 on the balance sheet of Redstone Literary Agents, Inc. as at December 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from July 20, 2010 (date of inception) through December 31, 2010.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

                                           RONALD R. CHADWICK, P.C.


Aurora, Colorado                           /s/ Ronald R. Chadwick, P.C.
December 2, 2011                           -------------------------------------